Exhibit 99.1

Contact:	Russ Keene Burson-Marsteller 512-372-6363 russ_keene@dal.bm.com

News Release

(For Immediate Release)

UICI PLEDGES TO WORK TO RESOLVE ISSUES IN WASHINGTON STATE

NORTH RICHLAND HILLS, Texas, March 10, 2005—UICI (NYSE: UCI) today pledged its full cooperation with the Office of the Insurance Commissioner of the State of Washington, which issued a cease and desist order on March 8 that prohibits The MEGA Life and Health Insurance Company (a subsidiary of UICI) from selling a previously approved health insurance product to consumers in the State of Washington.

      Representatives of MEGA have been engaged since October 2004, and they will continue to engage, in a good faith dialogue with the Washington Department of Insurance in an effort to resolve issues with respect to use of a policy form that was initially approved by the Washington Department of Insurance in 1997. UICI has also voluntarily terminated sales of a similar product issued by Mid-West National Life Insurance Company of Tennessee (a sister company of MEGA), pending resolution of the open issues with the State of Washington Department of Insurance.

      MEGA and Mid-West have issued certificates covering approximately 60,000 insureds in the State of Washington. Existing policyholders should be assured that MEGA and Mid-West will honor benefits provided in their insurance contracts and all benefits otherwise required by Washington law. Consumers in Washington who may have questions concerning their coverage and their policy are invited to contact 1-800-527-5504 (MEGA’s toll free information number) or 1-800-733-1110 (Mid-West’s toll free information number).

      UICI currently does not believe that the issuance of the cease and desist order by the Washington Insurance Commissioner will have a material adverse effect upon its results of operations or its financial condition.

      “We remain very committed to the Washington State market over the long term,” said William J. Gedwed, President and Chief Executive Officer of UICI, “and, while I am disappointed that the Washington Department of Insurance has taken this action, we are confident that we can work cooperatively with the Department to quickly resolve our open issues.”

CORPORATE PROFILE:

      UICI (headquartered in North Richland Hills, Texas) through its subsidiaries offers insurance (primarily health and life) to niche consumer and institutional markets. Through its Self-Employed Agency Division, UICI provides to the individual and self-employed markets health insurance and related insurance products, which are distributed primarily through the Company’s dedicated agency field forces,

UGA-Association Field Services and Cornerstone America. Through its Student Insurance Division, UICI provides tailored health insurance programs for students enrolled in universities, colleges and kindergarten through grade twelve. Through its Star HRG Division, UICI markets, administers and underwrites limited benefit insurance plans for entry level, high turnover, hourly employees. Through its Life Insurance Division, UICI offers life insurance products to selected markets. Through its ZON Re USA unit, the Company underwrites, administers and issues accidental death, accidental death and dismemberment (AD&D), accident medical and accident disability insurance policies, both on a primary and on a reinsurance basis. For more information, visit www.uici.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

      Certain statements set forth herein or incorporated by reference herein from the Company’s filings that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from those included in the forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the Company’s ability to maintain adequate liquidity to satisfy its obligations; changes in general economic conditions, including the performance of financial markets, and interest rates; competitive, regulatory or tax changes that affect the cost of or demand for the Company’s products; health care reform; the ability to predict and effectively manage claims related to health care costs; and reliance on key management and adequacy of claim liabilities.

      The Company’s future results will depend in large part on accurately predicting health care costs incurred on existing business and upon the Company’s ability to control future health care costs through product and benefit design, underwriting criteria, utilization management and negotiation of favorable provider contracts. Changes in mandated benefits, utilization rates, demographic characteristics, health care practices, provider consolidation, inflation, new pharmaceuticals/technologies, clusters of high-cost cases, the regulatory environment and numerous other factors are beyond the control of any health plan provider and may adversely affect the Company’s ability to predict and control health care costs and claims, as well as the Company’s financial condition, results of operations or cash flows. Periodic renegotiations of hospital and other provider contracts coupled with continued consolidation of physician, hospital and other provider groups may result in increased health care costs and limit the Company’s ability to negotiate favorable rates. In addition, the Company faces competitive and regulatory pressure to contain premium prices. Fiscal concerns regarding the continued viability of government-sponsored programs such as Medicare and Medicaid may cause decreasing reimbursement rates for these programs. Any limitation on the Company’s ability to increase or maintain its premium levels, design products, implement underwriting criteria or negotiate competitive provider contracts may adversely affect the Company’s financial condition or results of operations.

      The Company’s insurance subsidiaries are subject to extensive regulation in their states of domicile and the other states in which they do business under statutes that typically delegate broad regulatory, supervisory and administrative powers to state insurance departments and agencies. State insurance departments have also periodically conducted and continue to conduct financial and market conduct examinations and other inquiries of UICI’s insurance subsidiaries. State insurance regulatory agencies have authority to levy monetary fines and penalties resulting from findings made during the course of such examinations and inquiries. Historically, the Company’s insurance subsidiaries have from time to time been subject to such regulatory fines and penalties. While none of such fines or penalties individually or in the aggregate have to date had a material adverse effect on the results of operations or financial condition of the Company, the Company could be adversely affected by increases in regulatory fines or penalties and/or changes in the scope, nature and/or intensity of regulatory scrutiny and review.

      The Company provides health insurance products to consumers in the self-employed market in 44 states. As is the case with many of the Company’s competitors in this market, a substantial portion of such products is issued to members of various independent membership associations that act as the master policyholder for such products. The two principal membership associations in the self-employed market that make available to their members the Company’s health insurance products are the National Association for the Self-Employed and the Alliance for Affordable Services . The associations provide their membership with a number of benefits and products, including health insurance underwritten by the Company. Subject to applicable state law, individuals generally may not obtain insurance under an association’s master policy unless they are also members of the associations. UGA agents and Cornerstone agents also act as field service representatives on behalf of the associations, in which capacity the agents act as enrollers of new members for the associations and provide field support services, for which services the Company and the agents (in their capacity as field service representatives of the associations) receive compensation. Specialized Association Services, Inc. (a company controlled by the adult children of the Chairman of the Company) provides administrative and benefit procurement services to the associations. A subsidiary of the Company generates new membership sales prospect leads for both UGA and Cornerstone for use by the enrollers (agents) and provides video and print services to the associations and to Specialized Association Services, Inc. In addition to health insurance premiums derived from the sale of health insurance, the Company receives fee income from the associations, including fees associated with the enrollment of new members, fees for association membership marketing and administrative services and fees for certain association member benefits. The agreements with these associations requiring the associations to continue as the master policyholder and to make the Company’s insurance products available to their respective members are terminable by the Company and the associations upon not less than one year’s advance notice to the other party.

      During 2004 the Company and its insurance company subsidiaries resolved a nationwide class action lawsuit challenging the nature of the relationship between UICI’s insurance companies and the membership associations that make available to their members the insurance companies’ health insurance products. While the Company believes it is providing association group coverage in full compliance with applicable law, changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called “association group” insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a “guaranteed issue” basis) could have a material adverse impact on the financial condition, results of operations and/or business of the Company.

UICI press releases and other company information are available at UICI’s website located at www.uici.net.